                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[ ]      Preliminary proxy statement

[X]      Definitive proxy statement

[ ]      Soliciting material pursuant to Rule 14a-1(c) or Rule 14a-2

                               I. D. Systems, Inc.
                               -------------------
                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

         / /      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
                  14a-6(i)(2).

         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                  (1) Title of each class of securities to which transaction applies:

                  (2) Aggregate number of securities to which transactions applies:

                  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                  (4)   Proposed maximum aggregate value of transaction:

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.

                  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                  (1)      Amount previously paid:

                  (2)      Form, schedule or registration statement no.:

                  (3)      Filing party:
                                        -

                  (4)      Date filed:

                               I.D. SYSTEMS, INC.
                           --------------------------









                          NOTICE OF 2001 ANNUAL MEETING
                                       AND
                                 PROXY STATEMENT



FRIDAY, JUNE 1, 2001
AT 10:00 A.M.
AT THE OFFICES OF THE COMPANY
ONE UNIVERSITY PLAZA
HACKENSACK, NEW JERSEY  07601

                               I.D. SYSTEMS, INC.
                              ONE UNIVERSITY PLAZA
                          HACKENSACK, NEW JERSEY 07601









                                                                  April 20, 2001




Dear Shareholder:

                  On behalf of the Board of Directors and management, I cordially invite you to attend the 2001 Annual Meeting of Shareholders to be held on Friday, June 1, 2000 at 10 a.m. Eastern Daylight Time, at the offices of I.D. Systems, Inc. (the "Company") at One University Plaza, Hackensack, New Jersey 07601.

                  The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon.

                  In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the shareholders.

                  It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date and promptly return the enclosed proxy in the self-addressed envelope provided.


                                                         Sincerely,


                                                         Jeffrey M. Jagid
                                                         Chief Executive Officer

                               I.D. SYSTEMS, INC.
                              ONE UNIVERSITY PLAZA
                          HACKENSACK, NEW JERSEY 07601





                  NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS



To the Shareholders of I.D. Systems, Inc.:

                  Notice is hereby given that the 2001 Annual Meeting of Shareholders of I.D. Systems, Inc. (the "Company") will be held at the offices of the Company, located at One University Plaza, Hackensack, New Jersey 07601 on Friday, June 1, 2001 at 10:00 a.m. Eastern Daylight Time for the following purposes:

         1. To elect six (6) Directors, the names of whom are set forth on the accompanying proxy statement, to serve until the 2002 Annual Meeting of Shareholders.

         2. To increase, by 1,000,000 shares, the number of shares of Common Stock available for issuance upon the exercise of options granted under the Company's 1999 Stock Option Plan.

         3. To ratify the appointment of Richard A. Eisner & Company, LLP as independent auditors of the Company for 2001.

         4. To transact such other business as may properly come before the meeting.

                  Shareholders of record at the close of business on April 2, 2001 are the only shareholders entitled to notice of and to vote at the 2001 Annual Meeting of Shareholders and any adjournments thereof.

                  WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE SELF-ADDRESSED ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

By order of the Board of Directors


Martin G. Rosansky
Secretary

April 20, 2001

                               I.D. SYSTEMS, INC.
                              ONE UNIVERSITY PLAZA
                          HACKENSACK, NEW JERSEY 07601

                                                                  April 20, 2001

                                 PROXY STATEMENT

                               GENERAL INFORMATION

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of I.D. Systems, Inc., a Delaware corporation (the "Company"), to be used at the 2001 Annual Meeting of Shareholders (the "2001 Annual Meeting") to be held at the Company's offices, located at One University Plaza, Hackensack, New Jersey 07601, on Friday, June 1, 2000 at 10:00 a.m. Eastern Daylight Time, and all adjournments thereof.

                  The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by the Company. The Company does not intend to solicit proxies otherwise than by mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company's 2000 Annual Report, including financial statements, the Proxy Statement and form of proxy/voting instruction card (the "proxy card" or "proxy") are being mailed to the Company's shareholders of record at the close of business on April 2, 2001. These documents shall be mailed on or about April 20, 2001.

                  A shareholder signing and returning a proxy on the enclosed form has the power to revoke it at any time before the shares subject to such proxy are voted by notifying the Secretary of the Company in writing. If a shareholder specifies how the proxy is to be voted with respect to any of the proposals for which a choice is provided, the proxy will be voted in accordance with such instructions. If a shareholder fails to so specify with respect to such proposals, the proxy will be voted FOR PROPOSALS NO. 1, NO. 2 AND NO. 3.

OUTSTANDING VOTING SECURITIES

                  Only shareholders of record at the close of business on April 2, 2001 are entitled to vote at the 2001 Annual Meeting. On that day, there were 5,835,625 shares of Common Stock outstanding.

                  If a quorum is present, in person or by proxy, all elections for Directors shall be decided by plurality of the votes cast in respect thereof. If no voting direction is indicated on the proxy cards, the shares will be considered votes for the nominees. In accordance with Delaware law, shareholders entitled to vote for the election of Directors can withhold authority to vote for all nominees for Directors or can withhold authority to vote for certain nominees for Directors.

                  Abstentions may be specified on all proposals submitted to a shareholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. Abstentions on the Company's proposal to ratify the appointment of the independent auditors will not have any effect for or against such proposal.

                  Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors and the ratification of the appointment of the independent auditors. Under applicable Delaware law, "broker non-votes" on any other non-routine proposal (where a broker submits a proxy but does not have authority to vote a customer's shares on such proposal) would not be considered entitled to vote on that proposal and would not be counted in determining whether such proposal receives a majority of the shares entitled to vote at the 2001 Annual Meeting.

SHAREHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

                  Shareholders' proposals intended to be presented at the 2002 Annual Meeting of Shareholders must be received by the Company no later than February 28, 2002 for inclusion in the Company's proxy statement and form of proxy for that meeting.

                  EXECUTION OF THE ACCOMPANYING PROXY CARD WILL NOT AFFECT A SHAREHOLDER'S RIGHT TO ATTEND THE MEETING AND VOTE IN PERSON. ANY SHAREHOLDER GIVING A PROXY HAS THE RIGHT TO REVOKE IT BY GIVING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT ANY TIME BEFORE THE PROXY IS VOTED.

PROPOSAL NO. 1.

ELECTION OF DIRECTORS

                  Six (6) directors will be elected at the 2001 Annual Meeting to serve for a term of one year, until the 2002 Annual Meeting and until their successors have been duly elected and have qualified. If any nominee is unable to serve, which the Board of Directors has no reason to expect, the persons named in the accompanying proxy intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee. The names of the nominees for directors of the Company whose terms of office will continue after the 2001 Annual Meeting are listed below.

                  JEFFREY M. JAGID, 32, has been Chief Executive Officer since June 1, 2000. Prior to that, he had served as the Company's Chief Operating Officer. Since he joined the Company in 1995, Mr. Jagid has served as a Director of the Company, as well as its General Counsel. Mr. Jagid received a Bachelor of Business Administration from Emory University in 1991 and a Juris Doctor degree from the Benjamin N. Cardozo School of Law in 1994. Prior to joining the Company, Mr. Jagid was a corporate litigation associate at the law firm of Tannenbaum Helpern Syracuse & Hirschtritt LLP, in New York City. He is a member of the Bar of the States of New York and New Jersey. Mr. Jagid is Bruce Jagid's son.

                  KENNETH S. EHRMAN, 31, is a founder of the Company and has been its Chief Operating Officer since June 1, 2000. Prior to that, and since inception, he served as the Company's President. Mr. Ehrman has been a Director of the Company since inception. He graduated from Stanford University in 1991 with a Bachelor of Science in Industrial Engineering after studying Management, Production and Finance. Upon his graduation, and until the inception of the Company in 1993, Mr. Ehrman worked as a production manager with a Silicon Valley networking company. Mr. Ehrman is the brother of Michael L. Ehrman, the Company's Executive Vice President of Engineering.

                  N. BERT LOOSMORE, 31, is a founder of the Company and served as its Executive Vice President of Technology from August 1999 until December 15, 2000. Prior to that, since inception, he served as the Company's Executive Vice President of Engineering. Mr. Loosmore has been a Director of the Company since inception. He graduated from Stanford University in 1991 with a Bachelor of Science in Electrical Engineering after concentrating on computer hardware and software, including microprocessor design. From 1991 to 1992, he worked at International Business Machines, Inc. as a Design and Test Engineer and later as a Production Engineer. From 1992 until the Company's inception, Mr. Loosmore was a Production Engineer at a Silicon Valley networking company.

                  BRUCE JAGID, 61, is a founder of the Company and has served as its Treasurer and as a Director since its inception. Mr. Jagid served as Chairman of the Board of Directors of Ultralife Batteries, Inc., a public company devoted to the development and manufacture of primary and secondary lithium battery systems, from March 1991 to January 1999; served as its Chief Executive Officer from January 1992 to January 1999, and served as a director until June of 2000. Prior to Mr. Jagid's involvement with Ultralife, he co-founded Power Conversion Inc. and was its President until January 1989. Mr. Jagid is a Director of THQ, Inc. Mr. Jagid received his Bachelor of Science in Mechanical Engineering from the City College of New York and obtained his masters degree in Mechanical Engineering from Rensselaer Polytechnic Institute. Mr. Jagid is Jeffrey M. Jagid's father.

                  MARTIN G. ROSANSKY, 61, is a founder of the Company and has served as its Secretary and as a Director since inception. In March 1991, Mr. Rosansky co-founded and served as the Vice Chairman of Ultralife Batteries, Inc. Prior to Mr. Rosansky's involvement in Ultralife, he co-founded Power Conversion, Inc. and was its Chairman of the Board, Secretary and Treasurer from 1970 to January 1989. Mr. Rosansky earned a Bachelor of Science in Mechanical Engineering from Polytechnic Institute of Brooklyn in 1960.

                  LAWRENCE BURSTEIN, 57, has served as a Director of the Company since June 1999. Since March 1996, Mr. Burstein has served as President and a director of Unity Venture Capital Associates, Ltd., a private investment company. From January 1982 to March 1996, Mr. Burstein was Chairman of the Board and a principal stockholder of Trinity Capital Corporation, a private investment company. Mr. Burstein is also a director of THQ, Inc., Brazil Fast Food Corp., CAS Medical Systems, Inc., Quintel Communications, Inc. and Medical Nutrition Inc. Mr. Burstein received a Bachelor of Arts in Economics from the University of Wisconsin and a Bachelor of Law from Columbia Law School.

                  THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR THE SLATE OF DIRECTOR NOMINEES. THE VOTE OF A PLURALITY OF SHARES, PRESENT IN PERSON OR REPRESENTED BY PROXY AT THE ANNUAL MEETING AND ENTITLED TO VOTE, IS REQUIRED TO ELECT EACH OF THE DIRECTORS.

THE BOARD OF DIRECTORS

                  The Board of Directors is responsible for the management and direction of the Company and for establishing broad corporate policies. Members of the Board of Directors are kept informed of the Company's business through various documents and reports provided by the Chairman and other corporate officers, and by participating in Board of Directors and committee meetings. Each Director has access to all books, records and reports of the Company, and members of management are available at all times to answer their questions. The Board of Directors held five meetings during 2000. Each Director attended all of these meetings.

                  The Audit Committee recommends engagement of independent auditors, considers the fee arrangement and scope of the audit, reviews the financial statements and the independent auditors' report, considers comments made by the independent auditors with respect to the Company's internal control structure, and reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee, composed of Messrs. Burstein, Rosansky and B. Jagid, held one meeting during 2000 which was attended by all the members thereof.

                  The Compensation Committee sets policies that govern executives' annual compensation and long-term incentives, reviews management performance, development and compensation, determines option grants and administers the Company's incentive plans. The Compensation Committee, composed of Messrs. Burstein, Rosansky and B. Jagid, held eight meetings during 2000 which were attended by all the members thereof.

                               OWNERSHIP OF SHARES

                  The following table contains information relating to the beneficial ownership of Common Stock as of March 28, 2001 by each person or entity who is known by the Company to beneficially own five percent or more of the Common Stock; each director and executive officer of the Company; and all directors and executive officers of the Company as a group. Information as to the number of shares of Common Stock owned and the nature of ownership has been provided by these individuals and is not within the direct knowledge of the Company. Unless otherwise indicated, the named individuals possess sole voting and investment power with respect to the shares listed. The following information has been furnished to the Company or is based on Schedules 13D, or any amendments thereto, received by the Company as filed with the Commission.

     NAME OF BENEFICIAL OWNER (1)                               NUMBER OF SHARES            PERCENTAGE (2)
----------------------------------------------------------------------------------------------------------
Jeffrey M. Jagid                                                    321,000(3)                5.33%

Kenneth S. Ehrman                                                   598,963(4)               10.07%

Michael L. Ehrman                                                   265,275(5)                4.41%

Ned Mavrommatis                                                      14,500(6)                0.25%

Bruce Jagid                                                         553,679(7)                9.36%

Martin Rosansky                                                     589,517(8)                9.97%

Lawrence Burstein                                                     8,000(9)                0.14%

N. Bert Loosmore                                                    575,447                   9.86%

Jack Silver                                                         308,200(10)               5.40%

President and Fellow of Harvard College                             375,000(11)               6.60%

All Directors and Executive Officers as a group
(7 persons)                                                       2,926,381(12)              45.05%

---------------------


(1) Unless otherwise indicated, the address for each named individual or group is in care of the Company, Inc., One University Plaza, 6th Floor Hackensack, NJ 07601.

(2) Unless otherwise indicated, the Company believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days after March 27, 2001 upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(3) Includes 183,750 shares of common stock underlying Currently Exercisable Options granted to Mr. Jagid, pursuant to the Company's 1995 Employee Stock Option Plan.

(4) Includes 115,000 shares of common stock underlying Currently Exercisable Options granted to Mr. Ehrman pursuant to the Company's 1995 Employee Stock Option Plan.

(5) Includes 183,750 shares of common stock underlying Currently Exercisable Options granted to Mr. Ehrman pursuant to the Company's 1995 Employee Stock Option Plan.

(6) Includes 12,000 shares of common stock underlying Currently Exercisable Options to Mr. Mavrommatis pursuant to the Company's 1999 Stock Option Plan.

(7) Includes 78,979 shares of common stock underlying Currently Exercisable Options granted to Mr. Jagid pursuant to the Company's 1995 Employee Stock Option Plan and its 1999 Director Option Plan.

(8) Includes 78,979 shares of common stock underlying Currently Exercisable Options granted to Mr. Rosansky pursuant to the Company's 1995 Employee Stock Option Plan and its 1999 Director Option Plan.

(9) Includes 8,000 shares of common stock underlying currently exercisable options granted to Mr. Burstein pursuant to the Company's 1999 Director Option Plan.

(10) Principal office is 660 Madison Avenue, 15th Floor, New York, New York
     10021.

(11) Principal office is c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210.

(12) Includes 660,458 shares of common stock underlying Currently Exercisable Options granted to such individuals pursuant to the Company's 1995 Employee Stock Option Plan,1999 Stock Option Plan and 1999 Directors Option Plan.

                             EXECUTIVE COMPENSATION


                  The following table sets forth the compensation paid or accrued, for the fiscal years ended December 31, 2000 and 1999 and 1998, for the Company's Chief Executive Officer and four most highly compensated executive officers other than its Chief Executive Officer, whose salary and bonus were in excess of $100,000 (the "Named Officers") who were employed by the Company on December 31, 2000.
                           SUMMARY COMPENSATION TABLE

                     Name and                                                       Annual Compensation
                Principal Position                         Year                Salary                  Bonus
--------------------------------------------------------------------------------------------------------------
Jeffrey M. Jagid                                           2000               $119,500                     --
Chief Executive Officer                                    1999               $114,500                $12,000
and General Counsel                                        1998               $ 80,000                $40,000

Kenneth S. Ehrman                                          2000               $119,500                     --
Chief Operating Officer                                    1999               $114,500                $12,000
                                                           1998               $ 80,000                $40,000

Michael L. Ehrman                                          2000               $107,500                     --
Executive Vice President                                   1999               $109,000                $24,000
                                                           1998               $ 80,000                $40,000

Ned Mavrommatis (1)                                        2000               $100,000                     --
Chief Financial Officer                                    1999               $ 34,000                     --
                                                           1998                     --                     --

N. Bert Loosmore (2)                                       2000               $103,000                     --
                                                           1999               $109,000                $24,000
                                                           1998               $ 80,000                $40,000

----------

(1) Mr. Mavrommatis joined the Company in August 1999. His annualized salary in 1999 would have been $100,000.

(2) Mr. Loosmore served as the Company's Executive Vice President of Technology until December 15, 2000. His annualized salary for 2000 would have been $107,500.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

                  Presented below is information with respect to unexercised stock options to purchase the Company's Common Stock held by each Named Officer as of December 31, 2000.


                                                       NUMBER OF SECURITIES
                                                       UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                             SHARES                          OPTIONS               IN-THE-MONEY OPTIONS
                           ACQUIRED ON     VALUE       AT DECEMBER 31, 2000 (#)    AT DECEMBER 31, 2000 ($)
NAME                       EXERCISE (#)   REALIZED ($) EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
---------------------------------------------------------------------------------------------------------------
    Jeffrey M. Jagid         353,125       $397,000       183,750/169,375                 $274,000/123,000

    Kenneth S. Ehrman        206,250       $244,000        115,000/91,250                 $174,000/70,000

    Michael L. Ehrman        353,125       $397,000       183,750/169,375                 $274,000/123,000

    Ned Mavrommatis          110,000       $      0         8,000/102,000                 $            0/0


DIRECTORS' COMPENSATION

                  The Company reimburses its directors for reasonable travel expenses incurred in connection with their activities on behalf of the Company but does not pay its directors any fees for board participation.

                  Non-employee directors are entitled to participate in the Company's 1999 Director Option Plan. A total of 300,000 shares of Common Stock have been reserved for issuance under the plan. The plan provides for the automatic grant of 15,000 shares to each non-employee director at the time he or she is first elected to the board of directors and an automatic grant of an option to purchase 5,000 shares on the first day of each fiscal quarter, if on such date he or she has served on the board for at least six months. Each option grant under the plan has a term of 10 years and vests on a cumulative monthly basis over a four-year period. The exercise price of all options equals the fair market value of the Common Stock on the date of grant.

                  Employee directors are entitled to participate in the Company's 1999 Stock Option Plan. A total of 812,500 shares have been reserved for issuance under the plan. The plan provides for grants of incentive stock options and non-qualified stock options. Options can be granted under the plan on terms and at prices as determined by the Board of Directors, or a committee of the Board of Directors, except that the exercise price of incentive options will not be less than the fair market value of common stock on the date of grant. In the case of an incentive stock option granted to a stockholder who owns more than 10% of the total combined voting power of all classes of the Company's stock, the per share exercise proceeds will not be less than 110% of the fair market value on the date of grant. The aggregate fair market value, determined on the date of grant, of the shares covered by incentive stock options granted under the plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit.

         During fiscal year 2000, the following grants were made to directors under this plan.

             Jeffrey M. Jagid          1/19/2000         75,000 at $7.56
             Kenneth S. Ehrman         1/19/2000         37,500 at $7.56
             N. Bert Loosmore          1/19/2000         37,500 at $7.56

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  None.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

                  In June 1999 the Company entered into three-year employment agreements with Kenneth Ehrman, Jeffrey Jagid and Michael Ehrman. Pursuant to the agreements, Messrs. Kenneth Ehrman and Jagid are each entitled to base salaries of $108,000 and Mr. Michael Ehrman is entitled to a base salary of $96,000. Each employment agreement also provides that the employee is entitled to a bonus as determined by the board of directors, from time to time, and options under the Company's 1999 Stock Option Plan. Each employment agreement provides for a term of three years and is renewable upon mutual consent. A similar agreement with N. Bert Loosmore expired on December 15, 2000.

                  The employment agreements may be terminated for cause and, in the event of change in control of the Company, each employee is entitled to a lump sum payment equal to the greater of one year's salary or the base salary and benefits that would have been received by the employee if he had remained employed by the Company the remainder of the three year term. The agreements also contain confidentiality and non-competition provisions prohibiting the employee from competing against the Company and disclosing trade secrets and other proprietary information.

INDEMNIFICATION FOR CERTAIN LIABILITIES

                  The By-Laws of the Company provide that the Company may indemnify its directors and officers to the fullest extent permitted by the laws of the Delaware General Corporation Law against all expenses, liability and loss (including attorneys' fees, judgment, fines and amounts paid in settlement) incurred by them in any action, suit or proceeding arising out of certain of their actions or omissions in their capacities as directors or officers. Article Seven of the Company's Restated Certificate of Incorporation provides that, with certain exceptions, no director of the Company may be liable to the Company for monetary damages as a result of a breach of his fiduciary duties as a director. The Company has acquired directors' and officers' liability insurance for its directors and officers.

                  The Delaware Supreme Court has held the directors' duty of care to a corporation and its shareholders requires the exercise of an informed business judgment. Having become informed of all material information reasonably available to them, directors must act with requisite care in the discharge of their duties. The Delaware General Corporation Law permits a corporation through its certificate of incorporation to exonerate its directors from personal liability to the corporation or its shareholders for monetary damages for a breach of their fiduciary duty of care as a director, with certain exceptions. The exceptions include a breach of the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, improper declaration of dividends and transactions from which the director derived an improper personal benefit. As noted above, the Company's Restated Certificate of Incorporation exonerates its directors, acting in such capacity, from monetary liability to the extent permitted by this statutory provision. This limitation of liability provision does not eliminate a shareholder's right to seek non-monetary, equitable remedies such as an injunction or rescission in order to redress an action taken by directors. However, as a practical matter, equitable remedies may not be available in all situations, and there may be instances in which no effective remedy is available.

PROPOSAL NO. 2.

INCREASE IN THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE 1999 STOCK OPTION PLAN

                  At present, the Company has 812,500 shares of Common Stock reserved for issuance upon the exercise of options granted under the Company's 1999 Stock Option Plan (the "Plan"). This number includes shares to be issued upon the exercise of options already granted. Proposal No. 2 provides for an increase of 1,000,000 shares reserved for issuance under the Plan, so that the total number of options, including shares to be issued upon the exercise of options already granted, will be 1,812,500 shares.

                  The purpose of the Plan is to provide an incentive to key employees (including directors and officers who are key employees), and to consultants who are not employees of the Company, and to offer an additional inducement in obtaining the services of such persons.

                  The Plan provides for grants of incentive stock options ("ISO's") and non-qualified stock options ("NSO's") on terms and at prices as determined by the Board of Directors, or a committee of the Board of Directors, except that the exercise price of incentive options cannot be less than the fair market value of a share of common stock on the date of grant. In the case of an incentive stock option granted to a stockholder who owns more than 10% of the total combined voting power of all classes of the Company's stock, the per share exercise proceeds will not be less than 110% of the fair market value on the date of grant. The aggregate fair market value, determined on the date of grant, of the shares covered by incentive stock options granted under the Plan that become exercisable by a grantee for the first time in any calendar year is subject to a $100,000 limit. On April 2, 2001, the closing price of a share of the Company's common stock as reported on the NASDAQ SmallCap Market was $3.375 per share. All options granted expire not later than ten years after the date of grant.

                  Neither the optionee nor the Company will incur any federal income tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market vale of a share of the Company's common stock on the date of exercise and the Company will be entitled to a business expense deduction for the same amount. In the case of an employee, the option spread at the time the NSO is exercised is subject to income tax withholding, but the optionee generally may elect to satisfy the withholding tax obligation by having shares of common stock withheld from those purchased under the NSO. The tax treatment of a disposition of option shares acquired under the Plan depends upon how long the shares have been held and on whether such shares were acquired by exercising an ISO or an NSO. The Company will not be entitled to a deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

                  As of April 2, 2001, options to purchase 791,500 shares have been granted and are outstanding under the Plan, leaving 21,000 shares of the 812,500 shares now currently authorized available for further grants of options. The Board of Directors is seeking shareholder to approve the increase in the number of shares reserved for issuance upon the exercise of options granted under the Plan to adequately compensate the Company's employees and directors as the Company expands its business and adds additional employees. The Board of Directors therefore requests that the shareholders authorize the reservation and issuance of up to an additional 1,000,000 shares, which would bring the total number of shares reserved for issuance under the Plan to 1,812,500 shares. When combined with the shares reserved for issuance under the Company's 1995 Employee Stock Option Plan and the 1999 Director Stock Option Plan, an aggregate of 3,362,500 shares of the Company's 15,000,000 authorized shares of common stock will be available for issuance pursuant to option benefit plans. As of April 2, 2001, there were 5,835,625 shares of the Company's common stock outstanding.

                  The Compensation Committee has not yet determined that it will allocate the additional options authorized by this proposal to any particular individuals or groups of individuals among those otherwise eligible to receive grants. The chart below sets forth certain information regarding grants which have heretofore been made under the Plan to the persons listed therein. In addition, during 2001 employees who are not officers or directors have received grants to purchase an additional 185,000 shares of common stock at a per share exercise price of $2.31.

                                       # OF OPTIONS GRANTED IN                # OF OPTIONS GRANTED IN YEAR
                                              YEAR ENDED                                  ENDED                  PER
                                          DECEMBER 31, 1999       PER SHARE         DECEMBER 31, 2000           SHARE
                                                 AND               OPTION                  AND                  OPTION
                                          PERCENTAGE OF ALL       EXERCISE          PERCENTAGE OF ALL          EXERCISE
          NAME AND POSITION              OPTIONS THEN GRANTED       PRICE         OPTIONS THEN GRANTED          PRICE
          -----------------            ------------------------   ---------   -----------------------------    --------
Jeffrey M. Jagid
Chief Executive Officer,
Director                                          0                    --             75,000 / 14%              $7.56

Kenneth S. Ehrman
Chief Operating Officer, Director
                                                  0                    --              37,500 / 7%              $7.56

Michael L. Ehrman
Executive Vice President                          0                    --             75,000 / 14%              $7.56

Ned Mavrommatis
Chief Financial Officer                      40,000 / 17%           $4.13              20,000 / 4%              $7.56
                                                                                       50,000 / 9%              $3.56

N. Bert Loosmore
Director (1)                                      0                    --              37,500 / 7%              $7.56

Martin Rosansky
Secretary and Director                            0                    --                   0                      --

Bruce Jagid
Treasurer and Director                            0                    --                   0                      --

All Executive Officers and Directors
as a group (6 persons) (1)
                                             40,000 / 17%           $4.13             245,000 / 46%             $7.56
                                                                                       50,000 / 9%              $3.56

All Other Employees as a group
(31 persons) (2)                             65,000 / 28%           $7.67              20,000                   $7.56
                                            127,500 / 55%           $4.13              25,000                   $8.00
                                                                                        5,000                   $6.75
                                                                                      107,500                   $3.56
                                                                                        5,000                   $4.50
                                                                                       10,000                   $4.75
                                                                                        5,000                   $4.13
                                                                                       66,000                   $2.00
                                                                                      -------
                                                                                      243,500 / 45%

(1) Mr. Loosmore served as a Vice President until December 2000. Upon the termination of his employment, all of his unexercised options were forfeited.

(2)  127,000 options forfeited upon termination of employment.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE FOLLOWING RESOLUTION. THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE VOTES CAST AT THE 2001 ANNUAL MEETING IS REQUIRED FOR APPROVAL.

                  RESOLVED, that the Company reserve an additional 1,000,000 shares of the Corporation's Common Stock, $.01 value per share, for issuance pursuant to the terms of the Company's 1999 Stock Option Plan and that the shares to be issued under the Plan shall be so increased.

PROPOSAL NO. 3.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                  Subject to ratification by the shareholders, the Board of Directors has reappointed Richard A. Eisner & Company, LLP as independent accountants to audit the financial statements of the Company for the current fiscal year.

                  Representatives of the firm of Richard A. Eisner & Company, LLP are expected to be present at the 2001 Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THIS PROPOSAL. THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE VOTES CAST AT THE 2001 ANNUAL MEETING IS REQUIRED FOR THE RATIFICATION OF THIS SELECTION.

OTHER MATTERS

                  As of the date of this proxy statement, the Board of Directors is not informed of any matters, other than those stated above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WE URGE YOU TO FILL IN, SIGN AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE PREPAID ENVELOPE PROVIDED, NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE.

By order of the Board of Directors,

Martin G. Rosansky
Secretary


Dated:  April 20, 2001

                               I.D. SYSTEMS, INC.
               One University Plaza, Hackensack, New Jersey 07601

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 1, 2001

         The undersigned hereby appoints MICHAEL L. EHRMAN and NED MAVROMMATIS as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of I.D. Systems, Inc., held of record by the undersigned on April 2, 2001 at the Annual Meeting of Stockholders to be held on June 1, 2001, or any adjournment thereof.

1.       The election of all nominees for directors listed below.

                     / / FOR ALL NOMINEES (except as marked to the contrary) / / WITHHOLD AUTHORITY TO VOTE

                          Instruction: To withhold authority to vote for any particular nominee, strike a line through that nominee's name in the list below.

                          Kenneth S. Ehrman, Jeffrey M. Jagid, N. Bert Loosmore, Bruce Jagid, Martin G. Rosansky, Lawrence Burstein

2. To reserve an additional 1,000,000 shares of common stock for issuance pursuant to the Company's 1999 Stock Option Plan

          / / FOR               / / AGAINST              / / ABSTAIN

3. Ratification of the selection of Richard A. Eisner & Company, LLP as the Company's independent auditors.

          / / FOR               / / AGAINST              / / ABSTAIN

4. In their discretion upon any other matters which may properly come before such meeting.

         This Proxy will be voted as specified above.

         This Proxy confers authority to vote "FOR" each proposition listed above unless otherwise indicated.

                                                     (continued on reverse side)

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


                                              DATE  ______________, 2001


                                              Signature_________________________

                                              __________________________________
                                              Signature of joint holder, if any

                                              Please sign exactly as your name
                                              appears to the left. If joint
                                              owners, both should sign.
                                              Executors, administrators,
                                              trustees, etc. should sign and
                                              give full titles as such. If the
                                              signer is a corporation or
                                              partnership, please sign full
                                              corporate or partnership name by a
                                              duly authorized officer or
                                              partner.